UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 2)

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

February 27, 2017

Date of Report (Date of earliest event reported)

DASEKE, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-37509 (Commission File Number)	47-3913221 (IRS Employer Identification No.)

15455 Dallas Parkway, Suite 440 Addison, Texas		75001
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (972) 248-0412

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☒    Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act   ☐

Item 2.01.           Completion of Acquisition or Disposition of Assets

On March 3, 2017, Daseke, Inc. filed a Current Report on Form 8-K (the “Original Report”) disclosing the consummation of the previously announced merger of a wholly owned subsidiary of Hennessy Capital Acquisition Corp. II with and into Daseke, Inc.  On March 16, 2017, Daseke, Inc. filed an amendment to the Original Report (the “First Amendment”). This Current Report on Form 8-K/A is being filed for the sole purpose of correcting a typographical error under the heading “Risk Factors” in Item 2.01 of the First Amendment.

The First Amendment stated “In 2016 and 2015, Daseke’s top ten customers, based on revenue, accounted for approximately 23% and 33%, respectively, of Daseke’s revenue, and Daseke’s largest customer accounted for approximately 8% of its revenue in both 2016 and 2015.” The corrected statement is “In 2016 and 2015, Daseke’s top ten customers, based on revenue, accounted for approximately 36% and 33%, respectively, of Daseke’s revenue, and Daseke’s largest customer accounted for approximately 8% of its revenue in both 2016 and 2015.” This disclosure appears on page 7 of the First Amendment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

DASEKE, INC.

May 4, 2017	By:	/s/ Angie J. Moss
	Name:	Angie J. Moss
	Title:	Vice President, Chief Accounting Officer and Corporate Controller